Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com
Xylem Inc. reports first quarter 2017 results

•	First quarter 2017 reported net income was $56 million or $0.31 per share; Adjusted net income for the quarter was $71 million or $0.39 per share, up 11 percent versus the prior year period

•	Xylem delivered $1.1 billion in first quarter 2017 revenue, up 26 percent year-over-year including the impact of acquisitions

•	Reported and adjusted EBITDA increased 80 and 100 basis points, respectively

•
Reported operating margin declined 130 basis points to 8 percent; Adjusted operating margin decreased 40 basis points to 10.5 percent, reflecting the impact of operational factors and purchase accounting amortization related to the Sensus acquisition

•	Xylem increases full-year 2017 forecast for adjusted earnings per share to $2.23 to $2.38 to reflect the expected impact of foreign exchange translation

RYE BROOK, N.Y., May 2, 2017 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2017 net income of $56 million, or $0.31 per share. The Company delivered adjusted net income of $71 million or $0.39 per share in the quarter, an 11-percent increase over the prior year period, excluding the impact of restructuring, realignment and Sensus acquisition-related charges, and other items.  First quarter revenue was $1.1 billion, a 26-percent increase, which includes the contribution from Xylem’s Sensus business. Xylem’s pro forma organic revenue, which includes Sensus, grew one percent in the quarter, reflecting the seven-percent year-over-year increase in the Sensus business, as well as growth in the residential and commercial end markets. This growth was partially offset by a decline in the public utility end market in Xylem’s Water Infrastructure segment, which reflects a challenging year-over-year comparison with the double-digit growth achieved in that end market a year ago. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) improved by 100 basis points to 16.2 percent year-over-year driven by the strong EBITDA performance of Sensus. Reported operating margin in the quarter was eight percent. Adjusted operating margin declined 40 basis points year-over-year to 10.5 percent, which reflects primarily the impact of inflation, purchase accounting amortization related to the Sensus acquisition and continued investments in strategic growth initiatives. These factors were partially offset by the impact of the Company’s ongoing productivity initiatives.

“Our performance in the first quarter was slightly better than our expectations overall,” said Patrick Decker, President and Chief Executive Officer of Xylem. “There were a number of encouraging signs of growing strength in our most important end markets and geographies. First, our Sensus business delivered strong top-line growth. Second, we continued to see positive leading indicators in the public utility sector with orders growth of three percent, driven by an eight-percent increase in treatment orders. This further bolsters our confidence in the longer-term health of this sector. And we were pleased to see momentum continuing to build in key emerging markets, where our orders were up 14 percent in the quarter. These results underpin our outlook for solid growth this year.”

Full-year 2017 Outlook
Xylem continues to forecast full-year 2017 revenue in the range of $4.5 to $4.6 billion, up 20 to 22 percent, including growth from previously announced acquisitions and projected unfavorable impacts of foreign exchange translation. On a pro forma organic basis, Xylem projects revenue growth of two to four percent. On an organic basis, which excludes the impact of acquisitions, Xylem’s revenue growth is anticipated to be in the range of one to three percent.

Full-year 2017 adjusted operating margin is expected to be in the range of 13.2 to 13.7 percent. The Company increased its forecast for full-year earnings to reflect its updated assumption for foreign exchange impact. The Company now expects to deliver adjusted earnings per share of $2.23 to $2.38.  This represents an increase of 10 to 17 percent from Xylem’s 2016 adjusted results. Excluding projected impacts of foreign exchange translation, Xylem’s adjusted earnings per share growth expectations continue to be in the range of 12 to 20 percent.  The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs of approximately $30 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
First Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•
First quarter 2017 revenue was $496 million, down three percent organically compared with the first quarter 2016. This result was largely driven by a four-percent decline in the public utility end market, reflecting a challenging year-over-year comparison with the 12-percent growth achieved in this end market a year ago. Test applications grew two percent in the quarter and growth in the Emerging Markets improved sequentially.

•
First quarter reported operating income for the segment was $47 million. Adjusted operating income for the segment, which excludes $5 million of restructuring and realignment costs, was $52 million, a 16-percent decrease over the same period in 2016. Reported operating margin for the Water Infrastructure segment was 9.5 percent, reflecting a 100-basis-point decrease year-over-year. Adjusted operating margin decreased 160 basis points to 10.5 percent due to cost inflation, strategic investments and volume declines, which were partially offset by cost reductions from global procurement and continuous improvement initiatives.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•
First quarter 2017 Applied Water revenue was $333 million, flat year-over-year and a two-percent increase organically. This performance reflects growth in the U.S. residential and the commercial end markets in Western Europe and China.

•
First quarter reported operating income for the segment was $36 million, down eight percent over the prior year. Adjusted operating income, which excludes $9 million of restructuring, realignment and special charges, was $45 million, a seven-percent increase over the comparable period last year.  Applied Water segment operating margin was 10.8 percent, down 90 basis points over the prior year period. Adjusted operating margin increased 90 basis points to 13.5 percent as cost reductions and productivity initiatives more than offset inflation.

Sensus
Xylem’s Sensus segment consists of its portfolio of businesses in smart metering, network technologies and advanced data analytics. Xylem completed its acquisition of Sensus on October 31, 2016.

•
Revenue from the Sensus business was $242 million in the first quarter, a seven-percent increase on a pro forma organic basis over the prior-year period, reflecting growth across the water, electric and gas sectors. The segment delivered operating income of $18 million, including $8 million of acquisition-related and restructuring costs. Excluding those costs, adjusted operating income for the segment was $26 million, with an adjusted operating margin of 10.7 percent.

As previously announced, Xylem combined its Analytics, Sensus and Visenti businesses effective second quarter 2017. As a result of this change, the Company will report the financial and operational results from these businesses as one segment beginning in the second quarter. Xylem’s Water Infrastructure segment will no longer include the results of its Analytics business. The Applied Water segment remains unchanged.
Supplemental information on Xylem’s first quarter 2017 earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services, and agricultural settings.  With its October 2016 acquisition of Sensus, Xylem added smart metering, network technologies and advanced data analytics for water, gas and electric utilities to its portfolio of solutions.  The combined Company’s nearly 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2016 revenue of $3.8 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions, including the integration of Sensus; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
###

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

For the three months ended March 31,	2017	2016
Revenue	$1,071	$847
Cost of revenue	659	518
Gross profit	412	329
Selling, general and administrative expenses	272	219
Research and development expenses	42	25
Restructuring and asset impairment charges, net	12	6
Operating income	86	79
Interest expense	20	14
Other non-operating expense, net	(1)	—
Gain from sale of business	5	—
Income before taxes	70	65
Income tax expense (benefit)	14	(1)
Net income	$56	$66
Earnings per share:
Basic	$0.31	$0.37
Diluted	$0.31	$0.37
Weighted average number of shares:
Basic	179.6	178.6
Diluted	180.7	179.3
Dividends declared per share	$0.1800	$0.1549

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$287	$308
Receivables, less allowances for discounts and doubtful accounts of $23 and $30 in 2017 and 2016, respectively	868	843
Inventories	540	522
Prepaid and other current assets	168	166
Total current assets	1,863	1,839
Property, plant and equipment, net	612	616
Goodwill	2,658	2,632
Other intangible assets, net	1,190	1,201
Other non-current assets	204	186
Total assets	$6,527	$6,474
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$414	$457
Accrued and other current liabilities	516	521
Short-term borrowings and current maturities of long-term debt	261	260
Total current liabilities	1,191	1,238
Long-term debt	2,126	2,108
Accrued postretirement benefits	414	408
Deferred income tax liabilities	350	352
Other non-current accrued liabilities	178	161
Total liabilities	4,259	4,267
Commitments and contingencies
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 191.7 shares and 191.4 shares in 2017 and 2016, respectively	2	2
Capital in excess of par value	1,883	1,876
Retained earnings	1,050	1,033
Treasury stock – at cost 12.0 shares and 11.9 shares in 2017 and 2016, respectively	(408)	(403)
Accumulated other comprehensive loss	(276)	(318)
Total stockholders’ equity	2,251	2,190
Non-controlling interest	17	17
Total equity	2,268	2,207
Total liabilities and stockholders’ equity	$6,527	$6,474

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2017	2016
Operating Activities
Net income	$56	$66
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28	20
Amortization	31	12
Share-based compensation	6	5
Restructuring and asset impairment charges	12	6
Gain from sale of business	(5)	—
Other, net	(2)	1
Payments for restructuring	(8)	(2)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(12)	22
Changes in inventories	(10)	(31)
Changes in accounts payable	(32)	(1)
Other, net	(12)	(57)
Net Cash – Operating activities	52	41
Investing Activities
Capital expenditures	(43)	(37)
Acquisition of business, net of cash acquired	(6)	(70)
Proceeds from sale of business	11	—
Other, net	—	2
Net Cash – Investing activities	(38)	(105)
Financing Activities
Short-term debt issued	—	40
Short-term debt repaid	(5)	—
Long-term debt issued	—	540
Repurchase of common stock	(5)	(3)
Proceeds from exercise of employee stock options	1	8
Dividends paid	(33)	(28)
Other, net	1	2
Net Cash – Financing activities	(41)	559
Effect of exchange rate changes on cash	6	18
Net change in cash and cash equivalents	(21)	513
Cash and cash equivalents at beginning of year	308	680
Cash and cash equivalents at end of period	$287	$1,193
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$12	$25
Income taxes (net of refunds received)	$17	$15

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business and special charges. For Sensus historical adjustments, see Sensus Historical - Adjusted EBITDA table.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business and special charges and tax-related special items, as applicable. For Sensus historical adjustments, see Sensus Historical - Adjusted Operating Income table.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs and costs related to the recognition of the backlog intangible asset recorded in purchase accounting.
“Special charges” defined as costs incurred by the Company, such as non-cash impairment charges, initial acquisition costs not related to Sensus and other special non-operating items.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.
"Pro forma" defined as including the results of Sensus for the calendar period prior to the acquisition of Sensus by Xylem Inc. on October 31, 2016.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016
Quarter Ended March 31
Xylem Inc.	1,137	888	249	28%	(237)	12	24	3%	29%
Water Infrastructure	546	534	12	2%	(2)	8	18	3%	4%
Applied Water	354	354	—	0%	1	5	6	2%	1%
Sensus	237	—	237	N/A	(236)	(1)	—	N/A	N/A

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016
Quarter Ended March 31
Xylem Inc.	1,071	847	224	26%	(242)	11	(7)	-1%	28%
Water Infrastructure	496	514	(18)	-4%	(2)	7	(13)	-3%	-2%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Sensus	242	—	242	N/A	(241)	(1)	—	N/A	N/A

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2017	2016
Total Revenue
• Total Xylem	1,071	847
• Water Infrastructure	496	514
• Applied Water	333	333
• Sensus	242	—
Operating Income
• Total Xylem	86	79
• Water Infrastructure	47	54
• Applied Water	36	39
• Sensus	18	—
• Total Segments	101	93
Operating Margin
• Total Xylem	8.0%	9.3%
• Water Infrastructure	9.5%	10.5%
• Applied Water	10.8%	11.7%
• Sensus	7.4%	N/A
• Total Segments	9.4%	11.0%
Sensus Acquisition Related Costs
• Total Xylem	10	—
• Water Infrastructure	—	—
• Applied Water	—	—
• Sensus	6	—
• Total Segments	6	—
Special Charges
• Total Xylem	5	4
• Water Infrastructure	—	4
• Applied Water	5	—
• Sensus	—	—
• Total Segments	5	4
Restructuring & Realignment Costs
• Total Xylem	11	9
• Water Infrastructure	5	4
• Applied Water	4	3
• Sensus	2	—
• Total Segments	11	7
Adjusted Operating Income
• Total Xylem	112	92
• Water Infrastructure	52	62
• Applied Water	45	42
• Sensus	26	—
• Total Segments	123	104
Adjusted Operating Margin
• Total Xylem	10.5%	10.9%
• Water Infrastructure	10.5%	12.1%
• Applied Water	13.5%	12.6%
• Sensus	10.7%	N/A
• Total Segments	11.5%	12.3%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2017				Q1 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,071			1,071	847			847
Operating Income	86	26	a	112	79	13	a	92
Operating Margin	8.0%			10.5%	9.3%			10.9%
Interest Expense	(20)			(20)	(14)			(14)
Other Non-Operating Income (Expense)	(1)			(1)	—			—
Gain from sale of business	5	(5)		—	—	—		—
Income before Taxes	70	21		91	65	13		78
Provision for Income Taxes	(14)	(6)	b	(20)	1	(17)	b	(16)
Net Income	56	15		71	66	(4)		62
Diluted Shares	180.7			180.7	179.3			179.3
Diluted EPS	$0.31	$0.08		$0.39	$0.37	$(0.02)		$0.35

Year-over-year currency translation impact on current year diluted EPS	$(0.02)		$(0.02)
Diluted EPS at Constant Currency	$0.33	$0.08	$0.41

a
Restructuring & realignment costs of $11 million and $9 million in 2017 and 2016, respectively, Sensus acquisition related costs of $10 million and non-cash impairment charges of $5 million in 2017 and special charges of $4 million in 2016.

b
Net tax impact on restructuring & realignment costs of $2 million in both 2016 and 2015, net tax impact on Sensus acquisition related costs of $4 million in 2017 , net tax impact on special charges of $1 million in 2016 and tax-related special items of $14 million of expense in 2016.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1
	2017	2016
Net Cash - Operating Activities	$52	$41
Capital Expenditures	(43)	(37)
Free Cash Flow	$9	$4
Cash paid for Sensus acquisition related costs	(17)	—
Free Cash Flow, excluding Sensus Acquisition Related Costs	$26	$4
Net Income	56	66
Gain from sale of business	(5)	—
Special Charges - Non-cash impairment	$5	$—
Sensus acquisition related costs	$(10)	$—
Net Income, excluding gain on sale of business, non-cash impairment charges and Sensus Acquisition Related Costs	$66	$66
Free Cash Flow Conversion	39%	6%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56				56
Income Tax Expense	14				14
Interest Expense (Income), net	20				20
Depreciation	28				28
Amortization	31				31
Stock Compensation	6				6
EBITDA	155				155
Restructuring & Realignment	11				11
Gain on sale of business	(5)				(5)
Sensus acquisition related costs	7				7
Special Charges	5				5
Adjusted EBITDA	173				173
Revenue	1,071				1,071
Adjusted EBITDA Margin	16.2%				16.2%

2016
	Q1	Q2	Q3	Q4	Total
Net Income	66	71	73	50	260
Income Tax Expense	(1)	19	22	40	80
Interest Expense (Income), net	14	19	16	19	68
Depreciation	20	21	20	26	87
Amortization	12	12	12	28	64
Stock Compensation	5	5	5	3	18
EBITDA	116	147	148	166	577
Restructuring & Realignment	9	11	12	15	47
Sensus acquisition related costs	—	—	10	36	46
Special Charges	4	1	—	—	5
Adjusted EBITDA	129	159	170	217	675
Revenue	847	932	897	1,095	3,771
Adjusted EBITDA Margin	15.2%	17.1%	19.0%	19.8%	17.9%

Xylem Inc. Non-GAAP Reconciliation - Pro forma with Sensus
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016 (a)
Quarter Ended March 31
Xylem Inc.	1,071	1,075	(4)	0%	(1)	15	10	1%	1%
Water Infrastructure	496	514	(18)	-4%	(2)	7	(13)	-3%	-2%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Sensus	242	228	14	6%	—	3	17	7%	7%

a	Includes Sensus revenue for the three months ended March 31, 2016 which was prior to Xylem acquiring the business.